COMPENSATION AND DEFERRED COMPENSATION AGREEMENT


                  THIS AGREEMENT is made as of the 16th day of December, 1997, by and between COMCAST CORPORATION, a Pennsylvania corporation (the "Company," as further defined in Section 12), and RALPH J. ROBERTS ("Roberts").

                                 R E C I T A L S

                  WHEREAS, Roberts has been employed by the Company since he founded the Company in 1969 and is currently Chairman of the Board of Directors; and

                  WHEREAS, Roberts and the Company entered into a Compensation and Deferred Compensation Agreement and Stock Appreciation Bonus Plan, as of September 9, 1993, as amended and restated March 16, 1994 (the "1993 Agreement"), which was approved by the Company's shareholders on June 22, 1994; and

                  WHEREAS, certain employment and compensation terms of the 1993 Agreement expire on December 31, 1997; and

                  WHEREAS, the Company's Board of Directors (the "Board") as well as the Board's Compensation Committee (the "Compensation Committee") and its Subcommittee on Performance-Based Compensation (the "Subcommittee") recognize that Roberts' contribution to the growth and success of the Company has continued to be substantial throughout the term of the 1993 Agreement and that without his continued leadership and vision the Company would not have achieved and maintained its current preeminent status in the cable television and cellular communications industries nor would the Company have achieved its performance levels or successfully consummated the many strategic transactions that have closed during the term of the 1993 Agreement;

                  WHEREAS, the Board desires to assure the Company of Roberts' continued employment in an executive or consultative capacity and to compensate him therefore; and

                  WHEREAS, the Company's shareholders approved a 1996 Executive Cash Bonus Plan on June 18, 1997 (the "Cash Bonus Plan"); and

                  WHEREAS, the Board has established the Subcommittee as a subcommittee of its Compensation Committee comprised of two outside directors and which has the responsibility for establishing the criteria for the payment of performance-based compensation to Roberts and the Company's other senior executive officers; and

                  WHEREAS, Roberts is currently a participant in the Company's 1992 Executive Split-Dollar Insurance Plan (the "1992 Split-Dollar Plan") and its 1994 Executive Split-Dollar Insurance Plan (together, the "1992 and 1994 Split-Dollar Plans"), each of which provides a death benefit to the Roberts family following the death of the last survivor of Roberts and his spouse and a repayment of all amounts advanced by the Company on behalf of Roberts and his spouse for the purpose of assisting Roberts to maintain in force the life insurance policies issued thereunder; and

                  WHEREAS, in accordance with the 1993 Agreement, the Company has increased the life insurance protection provided for the Roberts family pursuant to the 1992 Split-Dollar Plan; and

                  WHEREAS, in the 1993 Agreement the Company also agreed to extend its premium payment obligations under the 1992 Split-Dollar Plan until the death of the survivor of Roberts and his spouse and to pay an additional annual bonus until the death of their survivor in an amount that takes into account the owner's share of the applicable insurance premiums and the income and gift taxes attributable thereto; and

                  WHEREAS, Roberts and the Company have entered into a 1996 Split-Dollar Life Insurance Agreement (the "1996 Split-Dollar Agreement"), which provides a death benefit to the Roberts family following Roberts' death and a repayment of all amounts advanced by the Company on behalf of Roberts for the purpose of assisting Roberts to maintain in force the life insurance policies issued thereunder; and

                  WHEREAS, Roberts, in preference to other forms of compensation and incentive compensation, wishes to provide additional life insurance protection for his family following the death of the last survivor of Roberts and his spouse and the Committee has determined that it would be in the Company's best interests to provide such additional protection; and

                  WHEREAS, in order to provide this additional insurance protection Roberts and the Compensation Committee, upon receiving the advice of management compensation consulting firms, have agreed that the Company will increase the insurance protection for the Roberts family under a split-dollar arrangement pursuant to which it will (a) continue its current practice of providing an additional bonus to Roberts (and his surviving spouse, if any) with respect to the portion of the premiums payable by the owner of the insurance policies and (b) provide that such additional bonus shall also take into account the income and gift taxes payable on such bonus; and

                  WHEREAS, Roberts and the Company wish to confirm their continuing rights and obligations under all of their existing agreements, including the 1993 Agreement; and

                  WHEREAS, Roberts is willing to commit himself to serve the Company on the terms herein provided;

                  NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

          1. Continued Service to the Company; Effect of Service Period Termination.

               1.1 The Company hereby agrees to retain Roberts and Roberts hereby agrees to continue to serve the Company, on the terms and conditions set forth herein, for a term commencing on the date hereof and expiring on December 31, 2002 (unless Roberts' services are sooner terminated as hereinafter set forth) (the "Service Period").

               1.2 Except as specifically provided herein, the termination of Roberts' services under Section 4 shall not affect the parties' continuing rights and obligations under this Agreement. As more specifically provided in Sections 6, 13 and 23.1 hereof, the termination of Roberts' services under
Section 4 also shall not affect the Company's continuing obligations under the 1993 Agreement and the other Pre-Existing Agreements (as defined in Section 6).

          2.   Position and Duties. During the Service Period:

               2.1 Roberts shall serve as the Chairman of the Board, or such other officer position as agreed to by Roberts and the Company (unless he chooses to withdraw from such position in connection with his making a Consultant Election described in Section 3.2), and, in such position, he shall have such powers and duties as may from time to time be prescribed by the Board in accordance with Section 4-6 of the Company's By-Laws.

               2.2 As long as Roberts retains his executive status, he shall continue to devote substantially all of his working time and effort to the business and affairsI of the Company. It is recognized that Roberts has outside interests, including, but not limited to, serving as a director on the boards of other corporations and that Roberts may devote a reasonable amount of time to such outside interests.

               2.3 Roberts may at any time, upon thirty (30) days notice to the Company, elect to change his position from that of an executive to that of consultant to the Company, without any executive duties. Such an election shall be referred to as the "Consultant Election." If Roberts makes the Consultant Election, he shall thereafter devote such time as may be necessary for the performance of those duties which are reasonably requested by the Company.

               2.4 In connection with his service as an executive or a consultant to the Company, Roberts shall be based at the Company's principal executive offices in the Delaware Valley.

               2.5 The provisions of this Section 2 shall not prevent Roberts from investing his assets in such form and manner as he chooses; provided, however, that Roberts shall not have any personal interest, direct or indirect (other than through the Company or its subsidiaries), financial or otherwise, in any supplier to, buyer from, or competitor of the Company unless such interest is, or arises solely from ownership of, less than two percent (2%) of the outstanding capital stock of such supplier, buyer or competitor and such capital stock is available to the general public through trading on any national, regional or over-the-counter securities market.

          3. Compensation and Related Matters.

               3.1 Base Payment. For each full year included in the Service Period the Company shall pay Roberts a base payment ("Base Payment") for all services to be rendered each year by Roberts as an executive or a consultant hereunder of One Million Dollars ($1,000,000) per annum (less appropriate deductions), payable in installments at such times as the Company customarily pays its senior executive officers (but in any event no less often than monthly). Effective as of each January 1 (beginning in 1999) or such other date as may be determined by the Compensation Committee, the Compensation Committee shall adjust Roberts' Base Payment in order to reflect the greater of
(i) increases subsequent to 1997 in the Consumer Price Index for all urban consumers published by the United States Department of Labor or (ii) the average percentage increase in the base compensation of the five (5) employees of the Company having the highest base compensation (other than Roberts) for the preceding year. Once established at an increased annual rate, Roberts' Base Payment hereunder shall not thereafter be reduced unless such reduction is pursuant to an overall plan to reduce the salaries of all the senior executive officers of the Company.

               3.2 Performance-Based Compensation under Cash Bonus Plan. For each full year in the Service Period during which Roberts remains an executive of the Company, he shall be entitled to an annual performance-based cash bonus ("Cash Bonus") of up to 50% of the Base Payment, determined in accordance with, and upon satisfaction of, the performance-based standards contained in the Cash Bonus Plan.

               3.3 Expenses. During the Service Period, Roberts shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established from time to time by the Board for its senior executive officers) in performing services hereunder, provided that Roberts properly accounts therefor in accordance with Company policy.

               3.4 1997 Split-Dollar Agreement. The Company shall acquire and maintain additional survivorship life insurance protection for the benefit of the Roberts family in accordance with the terms of a separate split-dollar insurance agreement to be executed by the

Company and Roberts (the "1997 Split-Dollar Agreement"), which in all material respects shall be similar to the form of agreement attached hereto as Appendix
A. The additional insurance shall provide survivorship life insurance protection to the Roberts family in an amount equal to Twenty Million Dollars ($20,000,000) (based on actuarial assumptions in the applicable policies relating to the expected joint lives of the insureds). This increase shall in no way affect the obligation to repay to the Company all loans which it has advanced and will advance in the future pursuant to the Split- Dollar Arrangements. In the event the additional insurance required hereunder is unavailable, or in the event the terms on which it may be available become too onerous, in the mutual determination of the Company and Roberts, the Company shall satisfy the obligations contained in this Section 3.4 by providing cash benefits or other valuable consideration, acceptable in amount and form to Roberts.

               3.5 Other Benefits. Except as otherwise specifically provided herein, Roberts shall continue to be eligible to participate in all employee benefit plans and arrangements in effect on the date of this Agreement and shall continue to obtain benefits thereunder, including, without limitation, each plan or program for key executives, each bonus plan, savings and profit sharing plan, supplemental pension and retirement plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical insurance plan, disability plan, dental plan and health- and-accident plan. Except as otherwise provided herein or as required by law, the Company shall not make any changes in any such employee benefit plans or arrangements which would adversely affect Roberts' rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to Roberts as compared with any executive of the Company.

Roberts shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its most senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. No amount paid to Roberts under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the annual Base Payment payable to Roberts pursuant to Section 3.1. In the event any benefit provided for in this Section 3.5 is not able to be granted to Roberts because he has become a consultant to the Company, the Company will provide Roberts with benefits having comparable benefits and value on an after-tax basis.

               3.6 Vacations. Roberts shall be entitled to not fewer than the same number of paid vacation days in each calendar year as he is currently entitled. Roberts shall also be entitled to all paid holidays given by the Company to its senior executive officers.

               3.7 Perquisites. So long as he serves as Chairman of the Board or other officer position, Roberts shall be entitled to continue to receive the perquisites and fringe benefits appertaining to the office of the Chairman of the Board in accordance with the Company's present practice.

               3.8 Deferred Compensation. As long as Roberts and the Company so agree in writing prior to December 31 of any calendar year (or such earlier date as may be required by the Company's 1996 Deferred Compensation Plan), and to the extent so agreed, the payment of all or any portion of the compensation payable to Roberts in the next following calendar year (including, without limitation, (i) any tax grossed-up bonus payable to Roberts to cover taxes attributable to appreciation in Roberts' nonqualified stock options under the 1993 Agreement,
(ii)
any tax grossed-up bonus payable to Roberts to cover the owner's share of the any life insurance premiums subject to the Split-Dollar Arrangements (as defined in Section 3.10(i)), and (iii) any compensation payable in such year by reason of having been deferred from a prior year pursuant to an election made prior to June 30 of the year prior to the year of distribution in accordance with Section
3.6.2 of the 1996 Deferred Compensation Plan) shall be deferred to a subsequent calendar year selected by Roberts and agreed to by the Company. Once a deferral has been agreed to pursuant to this Section 3.8, the deferred amount shall be subject to the same terms and conditions as apply to deferrals under the Company's 1996 Deferred Compensation Plan, including, without limitation, the crediting of interest.

               3.9 Supplemental Executive Retirement Plan. In lieu of the Cash Bonus provided in Section 3.2, if Roberts becomes a consultant to the Company, his employment with the Company will terminate on the day before becoming a consultant for purposes of determining his entitlement to a Normal Retirement
Pension under Article III of the Company's Supplemental Executive Retirement Plan adopted by the Company on July 31, 1989 (the "SERP"). Each year thereafter the amount of Roberts' Normal Retirement Pension shall be recalculated by adjusting the amount of his final average compensation to take into account one hundred fifty percent (150%) of the amount he has received from the Company for the year as compensation for performing his duties as a consultant under Section 2 of this Agreement; provided, however, that the benefit payable under the SERP for any calendar year shall not exceed the maximum Cash Bonus that Roberts could have received for that year if he had remained an executive for the entire year. For purposes of the definition of final average compensation in Section 2.8 of the SERP, the date on which Roberts ceases to perform any duties as an executive or a consultant under Section 2 of this Agreement shall be considered his termination of employment date. In the event Roberts dies while a consultant for the Company: (i) his surviving spouse shall be entitled to receive an annual death benefit for her lifetime equal to 100% of the annual pension Roberts was receiving immediately prior to his death; and (ii) for purposes of Sections 7.2 and 7.4 (relating to the payment of benefits to an executive's surviving spouse, Roberts' death shall be treated as having occurred before the commencement of his Normal Retirement Pension (as defined therein) while employed by the Company.

               3.10 Funding of Trust.

                    3.10.1 Prior to the occurrence of a "Change of Control" (as hereinafter defined), the Company shall establish a grantor trust (the "Trust"), the terms of which shall be consistent with the requirements applicable under the Code in order to avoid the constructive receipt of the assets held in the Trust by Roberts or his family. The trust document for the Trust shall be in a form that is satisfactory to both the Company and Roberts, and may, but need not, be in substantially the same form as the model trust agreement published by the Internal Revenue Service in Revenue Procedure 92-64. The trustee of the Trust shall be such person or institution acceptable both to the Company and Roberts. The Company shall contribute such amounts in cash or such assets as it deems appropriate for the purpose of funding the deferred compensation and/or death benefits payable under the terms of this Agreement and such other deferred compensation or insurance plans or arrangements that may be in effect. Upon the occurrence of a Change of Control, the Trust, if not already irrevocable, shall become irrevocable. In addition, upon the occurrence of a Change of Control, the Company shall be required to contribute to the Trust an amount equal to the present value of:

                    (i) the remaining premiums that the Company is obligated to pay until the death of the survivor of Roberts and his spouse to each insurance company that has issued a policy providing a death benefit to the Roberts family in connection with a split dollar insurance plan or agreement between the Company and Roberts, including but not limited to the 1992 and 1994 Split-Dollar Plans, the applicable provisions of the 1993 Agreement, the 1996 Split-Dollar Agreement, the 1997 Split-Dollar Agreement and this Agreement, including Section 7 hereof (collectively, the "Split-Dollar Arrangements");

                    (ii) the bonuses and tax grossed-up amounts that the Company is obligated to pay to Roberts or his surviving spouse pursuant to the split dollar insurance plans and agreements between the Company and Roberts, including but not limited to the Split-Dollar Arrangements; and

                    (iii) all deferred compensation benefits payable to Roberts under the terms of any nonqualified deferred compensation arrangement in which Roberts is a participant, including, but not limited to, the Company's 1996 Deferred Compensation Plan, the SERP and this Agreement, including Sections 3.4 (in the event additional insurance is unavailable), 3.8 and 3.9 hereof (collectively, the "Deferred Compensation Arrangements"); where for this purpose the present value shall be calculated using the actuarial lives provided under standard mortality tables and a discount factor equal to the then current yield to maturity on ten (10) year obligations of the Treasury of the United States.

                    3.10.2 In addition, the Company shall have the further obligation following a Change of Control to make such additional contributions to the Trust, from time to time (but determined no less than annually), as may become necessary to fully fund the benefits described above, determined in the same manner as the initial funding obligation is determined. The assets contributed to the Trust shall, except to the extent otherwise provided in the trust agreement in the case of the bankruptcy or insolvency of the Company, be used exclusively for the purpose of provide to Roberts the benefits described above until all such benefits have been fully paid, at which time the Trust may be terminated and any remaining assets revert back to the Company. Notwithstanding the foregoing, to the extent benefits are paid by the Company rather than out of assets held in the Trust, the trustee may reimburse the Company out of the Trust such amounts as have been properly paid as benefits to Roberts or to his surviving spouse by the Company, but only to the extent that such reimbursement does not cause the Trust to be less than fully funded, determined in the same manner as the initial funding obligation is determined.

                    3.10.3 For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred on the date that persons other than Roberts and members of his immediate family (or trusts for their benefit) first acquire more than fifty (50) percent of the voting power over voting shares of the Company.

          4. Termination. Roberts' services hereunder may be terminated without any breach of this Agreement only under the following circumstances:

               4.1 Death. Roberts' services hereunder shall terminate upon his death.

               4.2 Disability. If, as a result of Roberts' incapacity due to physical or mental illness, Roberts shall have been absent from his duties hereunder for 180 consecutive calendar days, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such 180 day period), shall not have returned to the performance of his duties hereunder on the basis provided for in Sections 1 and 2 hereof, the Company may terminate Roberts' services hereunder.

               4.3 Cause. The Company may terminate Roberts' services hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Roberts' services hereunder upon (A) the willful and continued failure by Roberts either to substantially perform his duties hereunder or to comply with the provisions of the Company's Code of Ethics and Business Conduct (other than a failure following a Change of Control, as defined in Section 3.10.3, or a failure resulting from Roberts' incapacity due to physical or mental illness) for a period of sixty (60) days after demand for substantial performance or compliance is delivered by the Company specifically identifying the manner in which the Company believes Roberts has not substantially performed his duties or has not complied; or (B) the willful engaging by Roberts in misconduct which is materially injurious to the Company, monetarily or otherwise, or (C) the willful breach by Roberts either during or after the Service Period of any material provision of this Agreement, including, but not limited to, Sections 9, 10 and 11 hereof. For purposes of this paragraph, no act, or failure to act, on Roberts' part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Roberts shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Roberts a copy of a resolution, duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Roberts and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Roberts was guilty of conduct set forth above in clause (A), (B), or (C) of the preceding sentence, and specifying the particulars thereof in detail.

               4.4 Notice of Termination. Any termination of Roberts' services by the Company shall be communicated by written Notice of Termination to Roberts. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Roberts' services under the provision so indicated.

               4.5 Date of Termination. "Date of Termination" shall mean (i) if Roberts' services are terminated by his death, the date of his death, (ii) if Roberts' services are terminated pursuant to Section 4.2, hereof, thirty (30) days after Notice of Termination is given (provided that Roberts shall not have returned to the performance of his duties on the basis provided for in Section 2 hereof during such thirty (30) day period) or (iii) if Roberts' services are terminated pursuant to Section 4.3 hereof, the date specified in the Notice of Termination; provided that if within thirty (30) days after a Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time of appeal therefrom having expired and no appeal having been perfected).

          5. Compensation Upon Termination or During Disability.

               5.1 If during the Service Period Roberts' services as an executive or a consultant shall be terminated by reason of his death, the Company shall continue to pay to Roberts' surviving spouse, if any, Roberts' then Base Payment, on a monthly basis for a period of five (5) years, provided that the payments to Roberts' surviving spouse shall cease with the payment due immediately following her death. This death benefit shall be in addition to (x) the Company's obligation to provide to Roberts' spouse during her lifetime all health plan benefits which are available from time to time to the Company's highest paid employee, and (y) any other payments Roberts' spouse, beneficiaries or estate may be entitled to receive pursuant to this Agreement (including, but not limited to, Roberts' Cash Bonus with respect to any period then ended which would have accrued to him on the basis of the Company's performance but which has not yet been paid (the "Accrued Cash Bonus")), as well as under any Deferred Compensation Arrangements, Split-Dollar Arrangements or any other pension or employee benefit plans (collectively these arrangements and plans shall be referred to herein as the "Benefit Plans").

               5.2 During any period that Roberts fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Roberts shall continue to receive his Base Payment until his services are terminated pursuant to Section 4.2 hereof or until the end of the Service Period, whichever occurs first, as well as any other payments he may be entitled to receive pursuant to this Agreement (including, but not limited to, his Accrued Cash Bonus) or any Benefit Plans. After termination pursuant to Section 4.2 hereof, Roberts shall be paid for five (5) years, on a monthly basis, an annual amount equal to his Base Payment at the rate in effect at the time the Notice of Termination is given, as well as any other amounts he may be entitled to receive pursuant to this Agreement or any Benefit Plans. In the event Roberts dies before the end of the five (5) year payment period, his surviving spouse, if any, shall be entitled to receive (i) the remaining payments for the period as a death benefit, provided that these payments shall cease with the payment due immediately following her death; and (ii) all benefits described in the last sentence of Section 5.1 hereof, as if Roberts' services had been terminated by reason of his death.

               5.3 If Roberts' services shall be terminated for Cause, the Company shall pay Roberts his Base Payment due through the Date of Termination at the rate in effect at the time the Notice of Termination is given and the Company shall have no further obligation to Roberts under this Agreement, including, but not limited to, the obligation to make the payments provided for in Sections 3 and 7 hereof.

               5.4 If, in breach of this Agreement, the Company shall terminate Roberts' services other than pursuant to Section 4.2 or 4.3 hereof (it being understood that a purported termination pursuant to Section 4.2 or 4.3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), then,

                    (i) the Company shall pay Roberts his Base Payment through the Date of Termination at the rate in effect at the time the Notice of Termination is given as well as any other amount, including his Cash Bonus, with respect to any period then ended which would have accrued to Roberts on the basis of the Company's performance but which has not yet been paid to him;

                    (ii) subsequent to the Date of Termination, the Company shall pay as severance pay to Roberts on a monthly basis (or, in the case of his Cash Bonus, on the basis provided in the Cash Bonus Plan) for the remaining Service Period an annual amount equal to

Roberts' Base Payment at the highest annual rate in effect at any time during the portion of the Service Period immediately preceding the Date of Termination and his Cash Bonus; provided that should Roberts die before the end of the Service Period, Roberts' surviving spouse shall be entitled to the death benefit provided in Section 5.1 hereof, and all benefits described in the last sentence of Section 5.1 hereof, as if Roberts' services had been terminated by reason of his death; and

                    (iii) the Company shall maintain in full force and effect for the continued benefit of Roberts (and for his surviving spouse, as provided in paragraph (ii) above) for the remaining Service Period all (x) health plan benefits available from time to time to the Company's highest paid employee, and
(y) employee benefit plans and programs in which Roberts was entitled to participate immediately prior to the Date of Termination, including, without limitation, the Benefit Plans.

               5.5 Roberts shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by Roberts as a result of employment by another employer after the Date of Termination, or otherwise.

               5.6 Notwithstanding anything herein to the contrary, in the event Roberts' services are terminated on or after the occurrence of a Change of Control, as defined in Section 3.10, such termination shall in no circumstances be treated under the terms of this Agreement as a termination for Cause, and Roberts shall be entitled to the same benefits as are payable with respect to a termination of Roberts' services subject to the provisions of Section 5.4.

          6. Pre-Existing Agreements. Roberts has entered into certain agreements with the Company providing for the deferral of income and the maintenance of life insurance protection for the Roberts family, and he is a participant in a supplemental retirement plan and several split- dollar life insurance plans maintained by the Company. Each of these agreements and plans (the "Pre-Existing Agreements") pre-date this Agreement. The parties hereto intend that the Pre-Existing Agreements shall remain in full force and effect and, except as expressly provided in this Agreement, the Company's obligations and liabilities thereunder shall not be affected in any way by the Company and Roberts entering into this Agreement or by the termination of the Service Period.

          7. Split-Dollar Arrangements.

               7.1 Except as otherwise provided in Section 5.3 (relating to a termination for Cause), the Company shall satisfy during the Service Period and continue to satisfy thereafter its obligations under the Split-Dollar
Arrangements for all benefits granted to Roberts to date or hereunder, cumulatively, including, but not limited to, the payment of its share of the annual premium, and it shall also provide for the payment of an annual bonus to Roberts or his spouse, as more fully described in Section 7.2 hereof, until the death of the last survivor of Roberts and his spouse. The form and amount of death benefit and the method of financing the payment of premiums available to Roberts and his family under the 1992 and 1994 Split-Dollar Plans shall be continued by the Company in a substantially similar manner even if the Company terminates the 1992 and 1994 Split-Dollar Plans with respect to its other senior executive officers.

               7.2 The annual bonus referred to in Section 7.1 hereof shall be equal to the sum of (x), (y) and (z), where:

                    (x) equals the portion of each annual premium for the year which must be paid by the owner of the insurance policies subject to any Split-Dollar Arrangements (the "Insurance Policies");

                    (y) equals (i) the product of the portion of each annual premium which must be paid by the owner of the Insurance Policies and the highest marginal income tax rate, (ii) divided by one minus the highest marginal income tax rate; provided that for this purpose the term "highest marginal income tax rate" means the sum of the highest marginal combined local, state and federal personal income tax rates (including any state unemployment compensation tax rate, any surtax rate as well as the Medicare hospital insurance tax rate imposed on employees under the Federal Insurance Contributions Act), as in effect for the calendar year as to which the bonus relates, where in determining such tax rate the highest marginal state and local income tax rates shall be reduced by such number of percentage points as will give effect to the tax benefit obtained by Roberts (or his surviving spouse, if applicable) in connection with the deduction of state and local income taxes for federal income tax purposes; and

                    (z) equals (i) the product of the highest marginal gift tax rate and each annual premium which must be paid by the owner of the Insurance Policies, (ii) divided by one minus the highest marginal gift tax rate; provided that for this purpose the term "highest marginal gift tax rate" shall mean the highest tax rate (including any surtax) imposed under Section 2001(c) of the Internal Revenue Code of 1986, as amended, (or any successor provision) as applied to gifts made in the calendar year in which such premium is paid.

          8. Confidential Information. The Company (as hereinafter specially defined for purposes of Sections 8, 9, 10 and 11 hereof), pursuant to Roberts' employment hereunder, provides him access to and confides in him business methods and systems, techniques and methods of operation developed at great expense by the Company ("Trade Secrets") and which Roberts recognizes to be unique assets of the Company's business. Roberts shall not, during or at any time after the Service Period, directly or indirectly, in any manner utilize or disclose to any person, firm, corporation, association or other entity, except (i) where required by law, (ii) to directors, consultants or employees of the Company in the ordinary course of his duties or (iii) during his employment and in the ordinary course of his services as Chairman of the Board for such use and disclosure as he shall reasonably determine to be in the best interest of the Company: (a) any such Trade Secrets,
(b) any sales prospects, customer lists, products, research or data of any kind, or (c) any information relating to strategic plans, sales, costs, profits or the financial condition of the Company or any of its customers or prospective customers, which are not generally known to the public or recognized as standard practice in the industry in which the Company shall be engaged. Roberts further covenants and agrees that he will promptly deliver to the Company all tangible evidence of the knowledge and information described in (a), (b) and (c), above, prior to or at the termination of Roberts' employment.

          9. Prohibited Public Statements and Promotion of Goodwill.

               9.1 Roberts shall not, either during or at any time after the termination of his employment, make any public statement (including a private statement reasonably likely to be repeated publicly) reflecting adversely on the Company and its business prospects, except for such statements which during Roberts' employment he may be required to make in the ordinary course of his service as Chairman of the Board.

               9.2 For a period of five (5) years following the Service Period or following any termination of Roberts' service hereunder Roberts agrees, that while he is alive and not disabled, he will perform such reasonable ceremonial functions as the Company may request, and will promote the interests and goodwill of the Company in such manner as the Company may reasonably request. Roberts shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing such functions or duties provided that Roberts properly accounts for such expenses.

          10.  Noncompetition, Noninterference and Nonsolicitation.

               10.1 Subject to the geographic limitation of Section 10.2 hereof, Roberts during the Service Period and for a period of five (5) years following termination of his service in accordance with this Agreement shall not, directly or indirectly, on his behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same as or competitive with that conducted by the Company at the termination of his service, or which was engaged in or developed by the Company at any time during the Service Period for specific implementation in the immediate future by the Company.

               10.2 Roberts acknowledges that the Company is engaged in business throughout the United States and in various foreign countries and that the Company intends to expand the geographic scope of its activities. Accordingly and in view of the nature of his position and responsibilities, Roberts agrees that the provisions of this Section shall be applicable to each state and each foreign country, possession or territory in which the Company may be engaged in business during the Service Period, or, with respect to Roberts' obligations following termination of his service, at the termination of his service or at any time within the twelve-month period following the effective date of his termination of service.

               10.3 Roberts agrees that for a period of five (5) years following termination of service in accordance with this Agreement, Roberts will not, directly or indirectly, for himself or on behalf of any third party at any time in any manner, request or cause any of the Company's customers to cancel or terminate any existing or continuing business relationship with the Company; solicit, entice, persuade, induce, request or otherwise cause any employee, officer or agent of the Company to refrain from rendering services to the Company or to terminate his or her relationship, contractual or otherwise, with the Company; induce or attempt to influence any supplier to cease or refrain from doing business or to decline to do business with the Company; divert or attempt to divert any supplier from the Company; or induce or attempt to influence any supplier to decline to do business with any businesses of the Company as such businesses are constituted immediately prior to the termination of service.

               10.4 Roberts agrees that for a period of five (5) years following his termination of service in accordance with this Agreement, Roberts will not directly or indirectly, for himself or on behalf of any third party, solicit for business, accept any business from or otherwise do, or contract to do, business with any person or entity who, at the time of, or any time during the twelve
(12) months preceding such termination, was an active customer or was actively solicited by the Company according to the books and records of the Company and within the knowledge, actual or constructive of Roberts.

          11. Equitable Remedies. Roberts acknowledges that his compliance with the covenants in Sections 8, 9 and 10 of this Agreement is necessary to protect the good will and other proprietary interests of the Company and that, in the event of any violation by Roberts of the provisions of Section 8, 9 or 10 of this Agreement, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, Roberts agrees that, in the event of such violation or threatened violation by Roberts, the Company shall be entitled to any injunction before trial from any court of competent jurisdiction as a matter of course and upon the posting of not more than a nominal bond in addition to all such other legal and equitable remedies as may be available to the Company. Roberts further agrees that, in the event any of the provisions of Sections 8, 9 and 10 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

          12. Successors; Related Companies; Binding Agreement.

               12.1 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Roberts, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Roberts to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder pursuant to Section 5.4 hereof, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               12.2 For purposes of Sections 8, 9, 10 and 11 hereof the term "Company" shall mean Comcast Corporation ("Comcast") as well as (i) each of its more than fifty percent (50%) owned subsidiaries and (ii) each other entity in which Comcast directly or indirectly has a greater than ten percent (10%) equity interest, the fair market value of which interest is in excess of $50,000,000. In determining Comcast's equity interest for purposes of this Section 12.2, any equity interest which Comcast has an option to purchase shall be considered as owned by Comcast.

               12.3 This Agreement and all rights of Roberts hereunder shall inure to the benefit of and shall be binding upon Roberts' personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Roberts should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Roberts' devisee, legatee, or other designee or, if there be no such designee, to Roberts' estate.

          13. Entire Agreement. This Agreement, the provisions of the 1993 Agreement recited in Section 23 hereof, the Pre-Existing Agreements described in
Section 6 hereof, and the 1997 Split-Dollar Agreement constitute the full and complete understanding and agreement of Roberts and the Company respecting the subject matter hereof, and supersede all prior understandings and agreements, oral or written, express or implied. This Agreement may not be modified or amended orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          14.  Headings.   The  section  headings  of  this  Agreement  are  for
convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

          15. Actions by Board. The Company is governed by its Board and, accordingly, all references in this Agreement to the actions and discretion of the Company are meant and deemed to refer to the actions and discretion of the Board.

          16. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when sent by certified mail, postage prepaid, addressed as follows:

                           If to the Company:

                           35th Floor
                           1500 Market Street
                           Philadelphia, Pennsylvania 19102-2148

                                    Attn:  Corporate Secretary

                           If to Roberts, at his last known personal residence.

          Any party may change the persons and address to which notices or other communications are to be sent by giving written notice of such change to the other party in the manner provided herein for giving notice.

          17. Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

          18. Nonalienation. Roberts shall not pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. This Agreement and the benefits payable hereunder shall not be assignable by either party without the prior written consent of the other; provided, however, that nothing in this Section shall preclude Roberts from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of Roberts or his estate from assigning any rights hereunder to which they become entitled to the person or persons entitled thereto.

          19.  Governing  Law.  This  Agreement  is  entered  into and  shall be
construed  in  accordance  with  the  internal  laws  of  the   Commonwealth  of
Pennsylvania.

          20. Continuation of Covenants. The covenants and agreements of Roberts set forth in Sections 8, 9 and 10 hereof shall survive any termination of services, shall continue thereafter, and shall not expire unless and except as may be expressly set forth in Sections 8, 9 and 10 hereof.

          21. Invalidity or Unenforceability. If any term or provision of this Agreement is held to be invalid or unenforceable, for any reason, such invalidity or enforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

          22. Counterparts. This Agreement may be executed in on or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          23. Effect on 1993 Agreement and on Certain Conditions to 1996 Split-Dollar Agreement.

               23.1 This Agreement is intended to replace and supersede the 1993 Agreement, except for Sections 3(b), 3(c), 3(e), 3(i), 5, 6, 7, 8 (including, as to Section 8, the definition of "Options" in the Recitals of the 1993 Agreement, which definition is hereby amended to include any and all non-qualified options issued or to be issued subsequent to March 16, 1994) and 13 through 23 thereof, all of which provisions of the 1993 Agreement shall remain in effect, as well as any other provisions of the 1993 Agreement (to the extent not inconsistent with this Agreement) which are necessary to remain in effect in order to effectuate any or all of the above-referenced provisions.

               23.2 Concurrent with approval of this Agreement by the Subcommittee, the Subcommittee rescinded its resolutions adopted at its meeting of April 15, 1996 relating to amendment of Roberts' 1996 Split-Dollar Agreement to condition entitlements thereunder on a performance test (contained in Item C of the minutes of the meeting of such date).

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

Attest:                                COMCAST CORPORATION
/s/ Stanley Wang                       By: /s/ Lawrence S. Smith
Secretary                                 Title: Executive Vice President


Witness:
/s/ John H. Schnapin                   /s/ Ralph J. Roberts
                                       Ralph J. Roberts

                                   APPENDIX A


                             1997 SPLIT-DOLLAR LIFE
                               INSURANCE AGREEMENT


         THIS AGREEMENT, made as of the _____ day of ________, 1997, by and among Comcast Corporation, a Pennsylvania corporation (hereinafter called the "Corporation"), Ralph J. Roberts, Sr., an executive of the Corporation who is a resident of the Commonwealth of Pennsylvania (hereinafter called the "Employee"), and Sheldon M. Bonovitz, Trustee U/T/A of Ralph J. and Suzanne F. Roberts, dated _________________, 1997 (hereinafter called the "Owner").

                                 R E C I T A L S


         WHEREAS, the Employee has rendered loyal and valuable service to the Corporation; and

         WHEREAS, the Employee and the Corporation have previously entered into several split-dollar life insurance agreements in order to provide life insurance protection for the Employee's family; and

         WHEREAS, the Corporation wishes to help provide additional life insurance protection for the Employee's family under certain policies of life insurance insuring the life of last survivor of the Employee and his spouse (hereinafter individually referred to as a "Policy" and collectively as the "Policies"), which are described on Schedule A attached hereto and by this reference made a part hereof, and which were issued by the insurance companies identified in Schedule A (hereinafter individually referred to as an "Insurer"); and

         WHEREAS, the Owner is the owner of the Policies and, as such, possesses all incidents of ownership in and to the Policies; and

         WHEREAS, the Corporation is willing through a split-dollar life insurance arrangement to advance on behalf of the Owner a certain portion of the annual premiums due on the Policies on the terms and conditions hereinafter set forth; and

         WHEREAS, the Corporation wishes to have the Policies collaterally assigned to it by the Owner, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policies; and

         WHEREAS, it is the desire of the parties to set forth the extent of the Corporation's security interest in the aggregate cash surrender value of the Policies and in the proceeds thereof;

         NOW THEREFORE, in consideration of the premises and the mutual promises contained herein and intending to be legally bound, the parties hereby agree as follows:

         1. Policies. The parties hereto have taken all necessary action to cause each Insurer to issue its Policy, and shall take any further action which may be necessary to cause each Policy to conform to the provisions of this Agreement. The parties hereto agree that each Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to its Policy.

         2. Ownership Rights. Except as may otherwise be provided herein, the Owner shall be the sole and absolute owner of the Policies, and may exercise all ownership rights granted to the owner thereof by the terms of the Policies, subject to the security interest of the Corporation as created pursuant to this Agreement.

         3. Payment of Premiums.

                  a. On or before the due date of each annual Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium which is in excess of the portion of the premium which would be includable in the Employee's gross income for federal and state income tax purposes, if not paid by the Employee (the "Non-Taxable Portion"). The Corporation shall, upon request, promptly furnish the Owner evidence of timely payment of such premium. The payment of such Non-Taxable Portion of the premium shall be treated as an advance from the Corporation to the Owner.

                  b. The portion of each annual Policy premium which is in excess of the Non-Taxable Portion shall also be paid by the Corporation at the same time as the Non-Taxable Portion is paid, and shall constitute compensation.

                  c. If the Employee dies and his spouse survives him, the Corporation shall continue to (i) make advances to the Owner for the purpose of paying annual premiums pursuant to Section 3(a) hereof, and (ii) pay the Non-Taxable Portion of the annual Policy premium as provided in Section 3(b) hereof, for the balance of the surviving spouse's life.

                  d. The obligation of the Corporation to make the annual payments provided in this Section 3 shall be governed by Section 4(c) of the Compensation and Deferred Compensation Agreement executed by the Corporation and the Employee as of September 16, 1997 (the "Employment Agreement"). Accordingly, if it is determined that the Employee's services are terminated for "Cause" as defined in Section 4(c) of the Employment Agreement, the Corporation shall have no further obligation to make payments under this Section 3 following the Employee's Date of Termination, as determined under Section 4(e) of the Employment Agreement.

         4. Bonus. Following the payment of each annual Policy premium for each year that an annual Policy premium is paid, the Corporation agrees to pay to the Employee (or his surviving spouse, if applicable) the following supplemental amounts (none of which shall be considered advances) (the "Bonus"):

                  (1) An income tax gross-up amount equal to (i) the product of the portion of each annual premium amount paid under Section 3(b) hereof and the highest marginal income tax rate, (ii) divided by one minus the highest marginal income tax rate. For purposes of this
         Section 4, the term "highest marginal income tax rate" shall mean the sum of the highest marginal combined local, state and federal personal income tax rates (including any state unemployment compensation tax rate, any surtax rate as well as the Medicare hospital insurance tax rate imposed on employees under the Federal Insurance Contributions

         Act), as in effect for the calendar year as to which the bonus relates, provided that in determining such tax rate the highest marginal state and local income tax rates shall be reduced by such number of percentage points as will give effect to the tax benefit obtained by the Employee in connection with his deduction of state and local income taxes for federal income tax purposes.

                  (2) A gift tax gross-up amount equal to (i) the product of the highest marginal gift tax rate and each annual premium amount paid under Section 3(b) hereof, (ii) divided by one minus the highest marginal gift tax rate. For purposes of this Section 4, the term
         "highest marginal gift tax rate" shall mean the highest tax rate (including any surtax) imposed under Section 2001(c) of the Internal Revenue Code of 1986, as amended, (or any successor provision) as applied to gifts made in the calendar year in which a premium is paid under Section 3(b) hereof.

                  a. All Bonuses to be paid under this Agreement are subject to applicable tax withholding requirements.

                  b. All determinations which are necessary or appropriate for purposes of Section 4 hereof shall be made, in its sole discretion, by the Subcommittee and such determinations shall be final and binding on all parties to this Agreement.

         5. Collateral Assignment. To secure the repayment to the Corporation of the amounts advanced by it to the Owner hereunder, the Owner has, contemporaneously herewith, assigned each Policy to the Corporation as collateral, under instruments which in all material respects are the same as the form attached hereto as Addendum A. The collateral assignment of a Policy to the Corporation hereunder shall not be terminated, altered or amended by the Owner, without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause each collateral assignment to conform to the provisions of this Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of a collateral assignment, the terms of this Agreement shall control.

         6. Limitation on Policy Disposition. During the period that a collateral assignment of a Policy is in effect, the Owner shall not borrow from, pledge, transfer or assign the Policy and shall not sell, surrender or cancel the Policy, change the beneficiary designation provision thereof, nor terminate the dividend election thereof without the express written consent of the Corporation, which consent shall not be unreasonably withheld.

         7.       Policy Proceeds.

                  a. Upon the death of the Employee (or his surviving spouse, if applicable), the Corporation and the Owner shall promptly take all action necessary to obtain the death benefit provided under each Policy.

                  b. The Corporation shall have the unqualified right to receive a portion of each death benefit equal to the total amount advanced by it pursuant to Section 3(a) hereof. The balance of each death benefit, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of the applicable Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Employee (or his surviving spouse, if applicable). No amount shall be paid from the proceeds to the beneficiary or beneficiaries designated by the Owner until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of each Policy shall conform to the provisions hereof.

         8.       Termination.

                  a. This Agreement shall terminate, without notice, upon the occurrence of any of the following events: (1) the total cessation of the business of the Corporation, (2) the bankruptcy, receivership or dissolution of the Corporation, or (3) the surrender of the Policies by the Owner with the written consent of the Corporation as provided in Section 7.

                  b. In addition, either the Owner or the Employee may terminate this Agreement by written notice to the other parties hereto. Such termination shall be effective as of the date of such notice. The Corporation may not terminate this Agreement.

         9.       Release of Policy Collateral.

                  a. For sixty (60) days after the earlier of the date of the termination of this Agreement or the date on which the Corporation's payment obligation ceases under Section 3(d) hereof as a result of the termination of the Employee's services for Cause, the Owner shall have the option of obtaining the release of each collateral assignment of a Policy to the Corporation. To obtain such release, the Owner shall pay or cause to be paid to the Corporation an amount equal to the Policy's then cash surrender value. Upon receipt of such amount, the Corporation shall release the collateral assignment of the Policy, by the execution and delivery of an appropriate instrument of release.

                  b. If the Owner fails to exercise such option within such sixty (60) day period, then the Corporation may enforce its right to be repaid the amount set forth in Section (a), above, by surrendering the Policy to the Insurer in exchange for the Policy's cash surrender value pursuant to the collateral assignment of the Policy. Thereafter, neither the Owner nor the Employee's respective heirs, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.

         10. Insurer. An Insurer shall be fully discharged from its obligations under a Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall an Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of an Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Owner and filed with the Insurer in connection herewith.

         11. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         12. Succession. This Agreement shall be binding upon and shall inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

         13. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

         14. Captions. The captions of the Sections herein are inserted as a matter of convenience of reference only and in no way define, limit or describe the scope of this Agreement or any provisions hereof.

         15. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania and shall be enforced in the Commonwealth of Pennsylvania.

         16. Trust Agreement. Recognizing that the Owner is a trustee and that the Policies are held in trust, the parties agree that the terms of this Agreement shall control in the event of any inconsistencies between the terms of this Agreement and the terms of any trust agreement.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and the Employee and the Owner have hereunto set their hands and seals as of the date first above written.

Attest:                                     COMCAST CORPORATION



________________________                    By:___________________________
         Secretary                             Title:



                                               ___________________________
                                               Ralph J. Roberts, Sr.



                                               ___________________________
                                               Sheldon M. Bonovitz, Trustee
                                               U/T/A of Ralph J. and Suzanne
                                               F. Roberts, dated  _________,
                                               1997

                                   Schedule A


         The following life insurance policies are subject to this 1997 Split-Dollar Life Insurance Agreement:

Insurer                   Policy No.                          Death Benefit